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                                                                    Exhibit 10.5

                              MANAGEMENT AGREEMENT

      This Management Agreement (this "Agreement") is entered into as of May 24, 2004 by and among UGS Corp. (formerly known as UGS PLM Solutions Inc.), a Delaware corporation (the "Company"), UGS Capital Corp. (formerly known as BSW Holdings, Inc.), a Delaware corporation ("Capital"), UGS Capital Corp. II, a Delaware corporation ("Capital II"), UGS Holdings, Inc., a Delaware corporation ("Holdings" and, together with the Company, Capital and Capital II, the "UGS Corporations"), Bain Capital Partners, LLC, a Delaware limited liability company ("Bain"), Silver Lake Technology Management, L.L.C., a Delaware limited liability company ("Silver Lake") and Warburg Pincus LLC, a New York limited liability company ("Warburg" and, together with Bain and Silver Lake, the "Managers").

                                    RECITALS

      WHEREAS, Capital, Capital II and Holdings have been formed for the purpose of acquiring (the "Acquisition") all of the outstanding shares of capital stock of the Company from Electronic Data Systems Corporation, a Delaware corporation (the "Seller"), all on the terms and subject to the conditions of that certain Stock Purchase Agreement dated as of March 12, 2004 (the "Purchase Agreement") among the Seller, Capital and the Company;

      WHEREAS, to enable the UGS Corporations to engage in the Acquisition and related transactions, the Managers provided financial and structural advice and analysis as well as assistance with due diligence investigations and negotiations (the "Financial Advisory Services"); and

      WHEREAS, the UGS Corporations want to retain the Managers to provide certain management and advisory services to the UGS Corporations, and the Managers are willing to provide such services on the terms set forth below.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Services. Each of the Managers hereby agrees that, during the term of this Agreement (the "Term"), it will provide the following consulting and management advisory services to the UGS Corporations as requested from time to time by the Boards of Directors of the UGS Corporations:

            (a) advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the UGS Corporations with financing on terms and conditions satisfactory to the UGS Corporations;

            (b) financial, managerial and operational advice in connection with the Company's day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company and its subsidiaries; and

            (c) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as such Manager and the UGS Corporations may from time to time agree in writing.

Each of the Managers shall devote such time and efforts to the performance of services contemplated hereby as such Manager deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by Bain, Silver Lake or Warburg on a weekly, monthly, annual or other basis. The UGS Corporations acknowledge that each of the Managers' services are not exclusive to any of the UGS Corporations and that each Manager will render similar services to other persons and entities. The Managers and the UGS Corporations understand that the UGS Corporations may, at times, engage one or more investment bankers or financial advisers to provide services in addition to, but not in lieu of, services provided by the Managers under this Agreement. In providing services to the UGS Corporations, each Manager will act as an independent contractor and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that no party has the right or ability to contract for or on behalf of any other party or to effect any transaction for the account of any other party.

      2. Payment of Fees.

            (a) The UGS Corporations, jointly and severally, will pay to the Managers (or such affiliates as they may respectively designate), in consideration of the Managers providing the Financial Advisory Services, an aggregate transaction fee (the "Transaction Fee") in the amount of $30,000,000, such fee being payable at the closing of the Acquisition. The Transaction Fee shall be divided among the Managers as follows:

                                    Bain:            $10,000,000
                                    Silver Lake:     $10,000,000
                                    Warburg:         $10,000,000

            (b) During the Term, the UGS Corporations, jointly and severally, will pay to the Managers (or such affiliates as they may respectively designate), an aggregate annual periodic fee (the "Periodic Fee") of $3,000,000 in exchange for the ongoing services provided by the Managers under this Agreement, such fee being payable by the Company quarterly in advance on or before the start of each calendar quarter; provided, however, that the Periodic Fee for the period from the date hereof through June 30, 2004 shall be paid on or before June 30, 2004. The Periodic Fee shall be prorated for any partial period of less than three months. The Periodic Fee shall be divided among the Managers pro rata in proportion to the amount of Investor Shares held at the time by the investment funds affiliated with each Manager (provided that,

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        for purposes of this Agreement, (a) Bain Capital Integral Investors,
        LLC, Bain Capital VII Coinvestment Fund, LLC and BCIP TCV, LLC and their respective Affiliated Funds shall be deemed to be investment funds affiliated with Bain; (b) Silver Lake Partners, L.P., Silver Lake Investors, L.P., Silver Lake Technology Investors, L.L.C. and Integral Capital Partners VI, L.P. and their respective Affiliated Funds shall be deemed to be investment funds affiliated with Silver Lake; and (c) Warburg Pincus Private Equity VIII, L.P., Warburg Pincus International Partners, L.P., Warburg Pincus Netherlands Private Equity VIII I, C.V., Warburg Pincus Netherlands Private Equity VIII II, C.V., Warburg Pincus Germany Private Equity VIII K.G., Warburg Pincus Netherlands International Partners I, C.V., Warburg Pincus Netherlands International Partners II, C.V. and Warburg Pincus Germany International Partners, K.G. and their respective Affiliated Funds shall be deemed to be investment funds affiliated with Warburg). In the preceding sentence, the term "Affiliated Funds" shall have the same meaning given to it in that certain Amended and Restated Investor Agreement dated May 24, 2004 among Capital, Capital II, Holdings, Company and the Investors (as defined in the Amended and Restated Investor Agreement) (the "Amended and Restated Investor Agreement"). In this Agreement, the term "Investor Shares" means at any time all shares of capital stock of Capital, Capital II and Holdings (and any successor or survivor to Capital, Capital II or Holdings) held by the investment funds affiliated with the Managers.

            (c) During the Term, the Managers will advise the UGS Corporations in connection with financing, acquisition, disposition and change of control transactions involving the UGS Corporations or any of their respective direct or indirect subsidiaries (however structured), and the UGS Corporations, jointly and severally, will pay to the Managers (or such affiliates as they may respectively designate) an aggregate fee (the "Subsequent Fee") in connection with each such transaction equal to one percent (1%) of the gross transaction value of such transaction, such fee to be due and payable for the foregoing services at the closing of such transaction. Each Subsequent Fee shall be divided among the Managers pro rata in proportion to the amount of Investor Shares held at the time by the investment funds affiliated with each Manager.

      Each payment made pursuant to this Section 2 shall be paid by wire transfer of immediately available federal funds to the accounts specified on
Schedule 1 hereto, or to such other account(s) as the Managers may specify to the Company in writing prior to such payment.

      3. Term. This Agreement shall continue in full force and effect until December 31, 2014; provided that this Agreement shall be automatically extended each December 31 for an additional year unless the UGS Corporations or two of the three Managers provide written notice of their desire not to automatically extend the term of this Agreement to the other parties hereto at least 90 days prior to such December 31; provided, however, that two of the three Managers may cause this Agreement to terminate at any time. In the event of a termination of this Agreement, the UGS Corporations, jointly and severally, shall pay each of Bain, Silver Lake and Warburg (or such affiliates as they may respectively designate) (i) all unpaid Periodic Fees (pursuant to Section 2(b) above), Subsequent Fees (pursuant to Section 2(c) above) and expenses (pursuant to
Section 4(a) below) due with respect to periods prior to the date of termination plus

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(ii) the net present value (using a discount rate equal to the then yield on
U.S. Treasury Securities of like maturity) of the Periodic Fees that would have been payable with respect to the period from the date of termination until the expiration date in effect immediately prior to such termination. Sections 4 and 5 of this Agreement shall survive any termination of this Agreement.

      4. Expenses; Indemnification.

            (a) Expenses. The UGS Corporations, jointly and severally, will pay on demand all Reimbursable Expenses. As used herein, "Reimbursable Expenses" means (i) all expenses incurred or accrued prior to the date on which the transactions contemplated by the Purchase Agreement are consummated (the "Closing Date") by any of the Managers or their affiliates in connection with this Agreement, the Acquisition or any related transactions, consisting of their respective out-of-pocket expenses for travel and other incidentals in connection with such transactions (including, without limitation, all air travel (by first class on a commercial airline or by charter, as determined by the appropriate Manager) and other travel related expenses) and the out-of-pocket expenses and the fees and charges of (A) Ropes & Gray LLP,
        (B) Simpson Thacher & Bartlett LLP (as counsel to Silver Lake and its affiliated funds), (C) Willkie Farr & Gallagher LLP, (D) Lovells, McFarlanes, Demarest & Almeida Advogados, Osler, Hoskin & Harcourt LLP, A & L Goodbody Solicitors, Asahi Koma Law Offices, Roger S. Chae Esq. and other foreign counsel to the Managers or their affiliates, (E) Ernst & Young LLP, (F) McKinsey & Company, and (G) any other consultants or advisors retained by the Managers with the agreement of all Managers in connection with such transactions, (ii) reasonable out-of-pocket expenses incurred from and after the Closing Date relating to their affiliated funds' investment in, the operations of, or the services provided by the Managers to, the UGS Corporations or any of their affiliates from time to time (including, without limitation, all air travel (by first class on a commercial airline or by charter, as determined by the appropriate Manager) and other travel related expenses), provided, however, that two of the three Managers must approve any such expenses other than routine out-of-pocket expenses,
        (iii) reasonable out-of-pocket legal expenses incurred by any Manager or its affiliates from and after Closing Date in connection with the enforcement of rights or taking of actions under this Agreement, the Subscription Agreement, the UGS Corporations' certificates of incorporation and bylaws, the Stockholders Agreement, the Participation and Registration Rights Agreement or the Amended and Restated Investor Agreement; provided that the reimbursement of expenses incurred by the Managers or their affiliates with respect to transactions pursuant to
        Section 2.1 of the Participation and Registration Rights Agreement (Right of Participation Expenses), Section 3.1 of the Participation and Registration Rights Agreement (Demand Right Expenses) and Section 3.2 of the Participation and Registration Rights Agreement (Piggyback Right Expenses),will be governed by, and subject to any limitations contained in, the applicable provisions of the Participation and Registration Rights Agreement and the reimbursement of expenses with respect to transactions pursuant to Section 4.1 of the Stockholders Agreement (Tag-Along Expenses), Section 4.2 of the Stockholders Agreement (Drag-Along Expenses) and Section 4.4 of the Stockholders Agreement (Right of First Offer Expenses) will be

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        governed by, and subject to any limitations contained in, the applicable provisions of the Stockholders Agreement and (iv) expenses incurred from and after the Closing Date by the Managers and their affiliates which at least two of the three Managers agree are properly allocable to the UGS Corporations under this Agreement. As used in this Agreement, Subscription Agreement" means the Subscription Agreement dated May 24, 2004 among Capital, Capital II, Holdings, Company and the Subscribers
        (as defined in the Subscription Agreement), "Stockholders Agreement" means the Stockholders Agreement dated May 24, 2004 among Capital, Capital II, Holdings, Company and certain stockholders of Capital and Capital II and "Participation and Registration Rights Agreement " means the Participation and Registration Rights Agreement dated May 24, 2004 among Capital, Capital II, Holdings, Company and certain stockholders of Capital and Capital II.

              (b) Indemnity and Liability. The UGS Corporations, jointly and severally, will indemnify, exonerate and hold each of the Managers, and each of their respective partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys' fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the "Indemnified Liabilities"), as a result of, arising out of, or in any way relating to (i) this Agreement, the Acquisition, any transaction to which a UGS Corporation is a party or any other circumstances with respect to a UGS Corporation (other than any such Indemnified Liabilities to the extent such Indemnified Liabilities arise out of any breach of the Amended and Restated Investor Agreement, the Stockholders Agreement or the Subscription Agreement by such Indemnitee or its affiliated or associated Indemnitees or other related persons or any transaction entered into after the Closing Date or other circumstances existing after the Closing Date with respect to which the interests of such Indemnitee or its affiliated or associated Indemnitees were adverse to the interests of the UGS Corporations or (ii) operations of, or services provided by any of the Managers to, the UGS Corporations, or any of their affiliates from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of the Seller, or any of its accountants or other representatives, agents or affiliates); provided that the foregoing indemnification rights shall not be available to the extent that any such Indemnified Liabilities arose on account of such Indemnitee's gross negligence or willful misconduct, and further provided that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the UGS Corporations hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For purposes of this Section 4(b), none of the circumstances described in the limitations contained in the two provisos in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any

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        such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the UGS Corporations, then such payments shall be promptly repaid by such Indemnitee to the UGS Corporations. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnitees shall in any event be liable to the UGS Corporations or any of their affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct. If the Indemnitees related to each of the three Managers are similarly situated with respect to their interests in connection with a matter that may be an Indemnified Liability and such Indemnified Liability is not based on a Third-Party Claim, the Indemnitees may enforce their rights pursuant to this Section 4(b) with respect to such matter only with the consent of at least two of the three Managers. In this Agreement, "Person" means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, or other entity of any kind. A "Third-Party Claim" means any (i) claim brought by a Person other than a UGS Corporation, a Manager or any indemnified Person related to a Manager and (ii) any derivative claim brought in the name of a UGS Corporation that is initiated by a Person other than a Manager or any indemnified Person related to a Manager.

      5. Disclaimer and Limitation of Liability; Opportunities.

            (a) Disclaimer; Standard of Care. None of the Managers makes any representations or warranties, express or implied, in respect of the services to be provided by any Manager hereunder. In no event shall any of the Managers be liable to the UGS Corporations or any of their affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of such Manager as determined by a final, non-appealable determination of a court of competent jurisdiction.

            (b) Freedom to Pursue Opportunities. In recognition that each Manager and its respective Indemnitees currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which each Manager or its respective Indemnitees may serve as an advisor, a director or in some other capacity, and in recognition that each Manager and its respective Indemnitees have myriad duties to various investors and partners, and in anticipation that the UGS Corporations, on the one hand and each of the Managers (or one or more affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the UGS Corporations hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor's duties in determining the full scope of such duties in any particular situation, the provisions of this Section 5(b) are set forth to regulate, define and guide the conduct of certain

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        affairs of the UGS Corporations as they may involve such Manager. Except as a Manager may otherwise agree in writing after the date hereof:

                (i) Such Manager and its respective Indemnitees shall have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries, (B) to directly or indirectly do business with any client or customer of the Company and its subsidiaries, (C) to take any other action that such Manager believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 5(b), and (D) not to present potential transactions, matters or business opportunities to the UGS Corporations or any of their subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

                (ii) Such Manager and its respective Indemnitees shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the UGS Corporations or any of their affiliates or to refrain from any actions specified in Section 5(b)(i), and the UGS Corporations, on their own behalf and on behalf of their affiliates, hereby renounce and waive any right to require such Manager or any of its Indemnitees to act in a manner inconsistent with the provisions of this Section 5(b).

                (iii) None of such Manager, nor any of its Indemnitees shall be liable to the UGS Corporations or any of their affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 5(b) or of any such person's participation therein.

            (c) Limitation of Liability. In no event will any of the Managers or any of their Indemnitees be liable to the UGS Corporations or any of their affiliates or either of the other Managers or their Indemnitees for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided by the Managers hereunder.

      6. Assignment, etc. Except as provided below, none of the parties hereto shall have the right to assign this Agreement without the prior written consent of each of the other parties. Notwithstanding the foregoing, (a) any Manager may assign all or part of its rights and obligations hereunder to any of its respective affiliates which provides services similar to those called for by this Agreement, in which event such Manager shall be released of its rights to fees under Section 2 and reimbursement of expenses under Section 4(a) and all of its obligations hereunder and (b) the provisions hereof for the benefit of Indemnitees of the Managers shall inure to the benefit of such Indemnitees and their successors and assigns.

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      7. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by two of the three Managers and the UGS Corporations; provided, that any amendment that would increase any fee pursuant to this Agreement shall require the written consent of each of the Managers and the UGS Corporations and any amendment or waiver that discriminates against a Manager will require the consent of such Manager; and provided, further that any Manager may waive any portion of any fee to which it is entitled pursuant to this Agreement, and, unless otherwise directed by such Manager, such waived portion shall revert to the UGS Corporations. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

        8. Governing Law; Jurisdiction.

            (a) Choice of Law. This Agreement and all matters arising under or related to this Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

            (b) Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of Delaware. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of Delaware for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Delaware, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 10 is

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          reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 10 does not constitute good and sufficient service of process. The provisions of this Section 8 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Delaware.

            (c) Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 8(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

      9. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

      10. Notice. All notices, demands, and communications required or permitted under this Agreement shall be in writing and shall effective if served upon such other party and such other party's copied persons as specified below to the address set forth for it below (or to such other address as such party shall have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile or (iii) sent by certified or registered mail or by Federal Express, DHL, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

      If to a UGS Corporation, to it:

             c/o UGS Corp.
             13690 Riverport Drive
             Maryland Heights, MO 63043
             Facsimile: (313) 264-8913
             Attention: Anthony J. Affuso

      with a copy to:

             Ropes & Gray LLP
             One International Place
             Boston, Massachusetts 02110
             Facsimile: (617) 951-7050

             Attention:  Alfred O. Rose, Esq.

      If to Bain, to it:

             c/o Bain Capital, LLC
             600 Montgomery Street, 33rd Floor
             San Francisco, California  94111
             Facsimile: (415) 352-5010
             Attention: Andrew Balson

      with a copy to:

             Ropes & Gray LLP
             One International Place
             Boston, Massachusetts 02210
             Facsimile: (617) 951-7050
             Attention: R. Newcomb Stillwell, Esq.

      If to Silver Lake, to it:

             c/o Silver Lake Partners
             2725 Sand Hill Road, Ste. 150
             Menlo Park, California  94025
             Facsimile: (650) 234-2593
             Attention: Kenneth Y. Hao

      with a copy to:

             Simpson Thacher & Bartlett LLP
             3330 Hillview Avenue
             Palo Alto, California 94304
             Facsimile: (650) 251-5002
             Attention: Richard Capelouto, Esq.

      If to Warburg, to:

             Warburg Pincus LLC
             466 Lexington Ave
             New York, NY 10017
             Facsimile: (212) 716-5040
             Attention: Gregory F. Back

      with a copy to:

             Willkie Farr & Gallagher LLP

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             787 Seventh Avenue
             New York, NY 10019-6099
             Facsimile: (212) 728-8111
             Attention: Gordon R. Caplan, Esq.

            Unless otherwise specified herein, such notices or other communications shall be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours,
      (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

      11. Severability. If in any proceedings a court shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

      12. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

THE COMPANY:                                   UGS CORP.

                                                             *
                                               _________________________________
                                               Douglas E. Barnett
                                               Executive Vice President

CAPITAL:                                       UGS CAPITAL CORP.

                                                             *
                                               ________________________________
                                               Douglas E. Barnett
                                               Executive Vice President

CAPITAL II:                                    UGS CAPITAL CORP. II

                                                             *
                                               ________________________________
                                               Douglas E. Barnett
                                               Executive Vice President

HOLDINGS:                                      UGS HOLDINGS, INC.

                                                             *
                                               ________________________________
                                               Douglas E. Barnett
                                               Executive Vice President

      The signature appearing immediately below shall serve as a signature at each place with a "*" on this page:

                                               /s/ Douglas E. Barnett
                                               --------------------------------
                                               Douglas E. Barnett
                                               Executive Vice President

Management Agreement

BAIN:                                      BAIN CAPITAL PARTNERS, LLC

                                           By: Bain Capital LLC, its sole member

                                           /s/ Andrew Balson
                                           ------------------------------------
                                           Andrew Balson
                                           Managing Director

SILVER LAKE:                               SILVER LAKE TECHNOLOGY
                                           MANAGEMENT, L.L.C.

                                           /s/ Kenneth Y. Hao
                                           ------------------------------------
                                           Kenneth Y. Hao
                                           Managing Director

Management Agreement

WARBURG:                                   WARBURG PINCUS LLC

                                           /s/ Gregory F. Back
                                           ------------------------------
                                           Gregory F. Back
                                           Managing Director

Management Agreement